UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8 – K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

the Securities Exchange Act of 1934

Date of Report:    November 18, 2004

QUIXOTE CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number     0-7903

DELAWARE	36-267537
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

35 EAST WACKER DRIVE, CHICAGO, ILLINOIS	60601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code:   (312) 467-6755

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement.

On November 18, 2004 the Registrant’s stockholders approved amendments to its 2001 Employee Stock Incentive Plan (“Employee Plan”) and its 2001 Non-Employee Directors Stock Option Plan (“Directors Plan”).  The amendments to the Employee Plan increased by 600,000 shares the number of shares reserved for the Employee Plan, and deleted provisions authorizing use of employee loans.  The amendments to the Director Plan increased by 75,000 shares the number of shares reserved for the Directors Plan, and increased the number of shares subject to the option each Director automatically receives annually to 5,000 shares.

In accordance with the Directors Plan, options to purchase 5,000 shares at $20.68 per share were granted to each of the four non-employee Directors on November 19, 2004.

Item 9.01.  Financial Statements and Exhibits.

(c)           Exhibits.

10	(a)

2001 Employee Stock Incentive Plan, amended effective November 18, 2004 and filed as Exhibit F to the Registrant’s Schedule 14A Proxy Statement for the Annual Meeting of Stockholders on November 18, 2004 and incorporated herein by reference.

(b)

2001 Non-Employee Directors Stock Option Plan, amended effective November 18, 2004, and filed as Exhibit G to the Registrant’s Schedule 14A Proxy Statement for the Annual Meeting of Stockholders on November 18, 2004 and incorporated herein by reference.

	(c)	Form of Director Non-Qualified Stock Option.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUIXOTE CORPORATION
DATE:	November 19, 2004	/s/ Daniel P. Gorey
DANIEL P. GOREY
Vice President, Chief Financial
Officer and Treasurer
(Chief Financial & Accounting Officer)

EXHIBIT INDEX

Exhibits:

10	(a)

2001 Employee Stock Incentive Plan, amended effective November 18, 2004 and filed as Exhibit F to the Registrant’s Schedule 14A Proxy Statement for the Annual Meeting of Stockholders on November 18, 2004 and incorporated herein by reference.

(b)

2001 Non-Employee Directors Stock Option Plan, amended effective November 18, 2004, and filed as Exhibit G to the Registrant’s Schedule 14A Proxy Statement for the Annual Meeting of Stockholders on November 18, 2004 and incorporated herein by reference.

	(c)	Form of Director Non-Qualified Stock Option.